Exhibit 99.1

ZEO ScientifiX Launches First-of-Its-Kind ZEO Xperience, a Three-Day Immersive

Regenerative Medicine Experience for Healthcare Professionals

Hosted at Fort Lauderdale’s newly reimagined Pier Sixty-Six Resort, the inaugural event combines cutting-edge biologics education, hands-on clinical training, practice growth strategies, and latest innovations.

DAVIE, FLORIDA — August 4, 2026 — ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO ScientifiX” or the “Company”), a biologics research and products company advancing regenerative medicine, physician education, and next-generation biologic technologies, today announced the launch of ZEO Xperience, the Company’s inaugural three-day immersive educational experience designed exclusively for healthcare professionals seeking to expand their knowledge of regenerative biologics, strengthen clinical expertise, and learn best practices for responsibly integrating advanced biologic therapies into patient care.

Taking place October 23–25, 2026, at the newly reimagined Pier Sixty-Six Resort in Fort Lauderdale, Florida, ZEO Xperience will bring together physicians, nurse practitioners, physician assistants, nurses, chiropractors, dentists, podiatrists, and other licensed healthcare professionals from across the country for a first-of-its-kind educational experience centered on the science, clinical application, and the business of regenerative medicine.

Designed to move beyond the traditional conference event model, ZEO Xperience combines evidence-based scientific education with hands-on clinical learning, business development strategies, collaborative networking, and immersive longevity experiences. Attendees will gain practical insights from industry experts while exploring emerging technologies, innovative treatment approaches, and real-world strategies that can immediately be applied within their practices.

“Education has always been at the core of ZEO ScientifiX’s mission,” said Ian Bothwell, Chief Executive Officer of ZEO ScientifiX. “As regenerative medicine continues to evolve, healthcare professionals deserve educational experiences that go beyond lectures. ZEO Xperience was created to bring together science, innovation, and practical implementation in an environment where attendees leave with the knowledge, confidence, and relationships needed to elevate patient care and responsibly advance regenerative medicine.”

Sean Vega-Stanton, M.S., General Manager of ZEO ScientifiX, added:

“From the moment we began planning ZEO Xperience, our vision was to provide an event experience we felt was missing in this industry. We wanted to move beyond the traditional conference model and build an immersive experience where healthcare professionals don’t just listen....they engage, collaborate, learn, and leave with practical strategies they can immediately apply in their practices. Every detail, from the educational programming to the venue selection and attendee participation, was intentionally designed to deliver an exceptional experience. We hope this becomes the event that healthcare professionals look forward to attending year after year.”

The inaugural ZEO Xperience will feature three immersive educational experiences:

Day One – Science & Innovation

Attendees will explore the latest advancements in regenerative biologics through evidence-based presentations, physician-led discussions, clinical case studies, emerging research, and expert panels focused on the future of regenerative medicine.

Day Two – Clinical Training & Practice Growth

Healthcare professionals will participate in advanced clinical education, live demonstrations, procedural training, practice development sessions, patient acquisition strategies, regulatory discussions, and operational best practices designed to support successful implementation of regenerative medicine within clinical practice.

Day Three – Biohacking Experience

The conference concludes with an immersive exploration of performance optimization and innovation, featuring interactive wellness technologies, recovery modalities, metabolic optimization, and emerging tools that are helping shape the future of preventative and regenerative healthcare.

The launch of ZEO Xperience represents another milestone in ZEO ScientifiX’s commitment to advancing physician education, scientific collaboration, and the responsible adoption of regenerative biologic technologies. As interest in regenerative medicine continues to grow, the Company believes comprehensive, evidence-driven education remains one of the most important drivers of improved patient outcomes, clinical excellence, and long-term practice success.

Attendance for the inaugural event is intentionally limited to create a highly interactive educational environment and maximize opportunities for collaboration between attendees and faculty.

Registration is now open. For additional information and to reserve your seat, visit www.zeoscientifix.com/xperience.

About ZEO ScientifiX (OTCQB: ZEOX)

ZEO ScientifiX, Inc. (OTCQB: ZEOX) is an SEC-reporting, clinical-stage biopharmaceutical company focused on the research, development, and manufacturing of regenerative biologics. Operating from Nova Southeastern University’s Center for Collaborative Research, the Company translates emerging science into scalable clinical solutions through physician education, scientific collaboration, and innovative biologic technologies. ZEO ScientifiX supports clinicians seeking to advance patient care while building sustainable regenerative medicine practices. For more information, visit www.zeoscientifix.com.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary materially. ZEO ScientifiX undertakes no obligation to update forward-looking statements except as required by applicable law.

Media Contact

Zeo ScientifiX, Inc.

Ashley Simioneshci

1-888-963-7881

IR@zeoscientifix.com

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